EXHIBIT 10.2
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          ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST
          ---------------------------------------------------------


            THIS ASSIGNMENT (this "Assignment") is made and entered into as of the 15 day of November, 2004, by and between The Comptroller of the State of New York as Trustee of the Common Retirement Fund, a New York trust ("Assignor"), and AMLI RESIDENTIAL PROPERTIES, L.P., a Delaware limited partnership ("Assignee").


                                  RECITALS
                                  --------

      A. Assignor is the sole limited partner in Acquiport/Clearwater, L.P., a Delaware limited partnership (the "Partnership"), pursuant to that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 22, 1998, as amended (the "Partnership Agreement"; capitalized terms used herein and not defined herein shall have the meanings given them in the Partnership Agreement).

      B. The Partnership owns real property located at 3914 Lake Clearwater Place in Indianapolis, Indiana, upon which the Partnership owns, operates and manages an apartment community known as Amli at Lake
Clearwater (the "Community").

      C. Assignor desires to assign and Assignee desires to acquire all of Assignor's right, title and interest in and claims against the Partnership including Assignor's limited partnership interest (the "Assigned Interest") and all interests, rights and obligations under the Partnership Agreement with respect to the Assigned Interest only, as hereinafter provided.

            NOW, THEREFORE, in consideration of the foregoing Recitals, and the warranties and mutual covenants set forth herein, Assignor and Assignee hereby agree as follows:

            1. ASSIGNMENT OF ASSIGNED INTEREST. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee, free and clear from any liens, encumbrances or defects of title, and Assignee hereby accepts, acquires and takes assignment and delivery of, the Assigned Interest, including, but not limited to, all right, title and interest in and to and claims against the properties (real and personal), capital, cash flow distributions, profits and losses of the Partnership relating or allocable to the Assigned Interest.

            2. PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Assigned Interest, upon the execution hereof Assignee shall pay to Assignor cash in the amount of $14,535,052, determined in accordance with SCHEDULE A hereto and as adjusted in accordance with Section 4 below (the "Purchase Price"). The Purchase Price is based upon a total agreed Partnership value of $19,600,000. The Purchase Price shall be paid on the Effective Date by wire transfer to such account as shall be provided in writing by Assignor.










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            3.    EFFECTIVE DATE.  The assignment herein made is effective
as of the date of this Assignment (the "Effective Date"). For all periods up to, but not including, the Effective Date, as more fully described in
Section 4 and Section 12, that portion of the net profits or net losses of the Partnership that are allocable to the Assigned Interest in accordance with the Partnership Agreement shall be credited, charged or distributed, as the case may be, to Assignor and not to Assignee and, for all periods from and after the Effective Date, that portion of the net profits or net losses of the Partnership allocable to the Assigned Interest shall be credited, charged or distributed, as the case may be, to Assignee and not to Assignor.

            4.    PRORATIONS.

            (a) On or prior to January 31, 2005, Assignor and Assignee shall determine the prorations set forth in this Section 4. Any payments owing as a result of such prorations shall be made as soon as reasonably practicable after such determination is reached. For purposes of making the prorations, the Effective Date shall belong to Assignee and all prorations hereinafter provided to be made as of the Effective Date shall each be made as of the end of the day before the Effective Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of the Effective Date shall be credited or charged to Assignee and the portion thereof applicable to periods ending immediately prior to the Effective Date shall be credited or charged to Assignor.

                  1. TAXES AND ASSESSMENTS. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Community for all tax periods through and including the then current calendar year or other current tax period (collectively, "Taxes") not yet due and payable shall be prorated; PROVIDED, HOWEVER, that an initial estimated proration of Taxes for all periods prior to the Effective Date has been reflected in the Purchase Price as set forth on SCHEDULE A hereto. If a final tax bill for any period is available prior to the proration under this Section 4(a), the Taxes for such period shall be allocated on a fair and equitable basis according to this Section 4(a) as a final proration, with a final and complete proration of Taxes for all other tax periods, for which final tax bills are not available prior to the proration under this Section 4(a), to be made pursuant to Section 4(b); PROVIDED, that, if the final tax bills for all periods are available prior to the proration under this Section 4(a), the Taxes and all other items to be prorated shall be allocated on a fair and equitable basis according to this Section 4(a) as a final proration. The estimated proration of Taxes for periods prior to the Effective Date includes the year 2004 but not the years 2002 or 2003, notwithstanding that taxes have not been paid on one parcel which is a portion of the Community for either 2002 or 2003, because the Partnership is keeping a reserve for tax payments on that parcel in the amount of $106,000 for 2002 and $180,000 for 2003, which reserve will continue to be held by Assignee or the Partnership until payment is made, and will be applied toward those Taxes. However, if the actual tax bill for those years is higher or lower than the amount reserved, then the reproration provision of Section 4(b) will apply.











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                  2.    REVENUES.  All collected rent and other collected
            income (and any applicable state or local tax on rent) under apartment leases in effect on or prior to the Effective Date shall be prorated. Uncollected rent and other income shall not be prorated. Assignee agrees to make all reasonable efforts to collect, and to cause the Partnership to collect, any rents applicable to the period prior to the Effective Date. Such rents paid by tenants on or after the Effective Date relating to their occupancy of the Community prior to the Effective Date shall be prorated on an if, as and when collected basis (without delaying such proration until January 31, 2005 or any earlier date). Any amount collected by Assignee on or after the Effective Date from tenants who owe rent for periods prior to the Effective Date shall be applied (i) first, in payment of rent for the period (if any) after the month in which the Effective Date occurs through the end of the month in which such amount is collected if the rent for such month is then due and payable, (ii) second, in payment of rent for the month in which the Effective Date occurs, and (iii) third, in payment of rent for the months preceding the month in which the Effective Date occurs to the extent rent for such months preceding the Effective Date remains unpaid. Any prepaid rents for the period on or after the Effective Date shall be credited to Assignee.

                  3. UTILITIES. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Effective Date shall be prorated. The Partnership shall endeavor to obtain meter readings on the day before the Effective Date, and if such readings are obtained, the proration of such items shall be based upon such readings.

                  4. FEES AND CHARGES UNDER SERVICE CONTRACTS. Fees and charges under contracts for the provision of services to the Partnership based upon the periods to which such service contracts relate shall be prorated.

                  5. EXPENSES; CASH. All other costs and expenses of the Partnership not otherwise specifically set forth in this
            Section 4(a) shall be prorated; provided, however, the parties acknowledge and agree that the costs of winding up the Partnership and preparing the final tax returns for the Partnership shall be borne as if incurred immediately before the Effective Date.

            (b) If a final proration with respect to any Taxes cannot be made under this Section 4 on or before January 31, 2005, then Assignee and Assignor agree to perform a final proration of such Taxes and any other remaining undetermined items on a fair and equitable basis as soon as the applicable tax bills for such tax periods (or the applicable bills for such other remaining undetermined items) are available, with final adjustment to be made as soon as reasonably possible thereafter. Payments in connection with the final adjustment shall be made as soon as reasonably practicable after such final adjustment is agreed upon.

            (c) Assignor shall have reasonable access to, and the right to inspect and audit, the Partnership's books to confirm the prorations. Any such audit shall be at Assignor's sole cost and expense.










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            5.    Representations of Assignor.  Assignor hereby represents
and warrants to Assignee that:

            (a) Assignor is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Assignment and to consummate the transactions contemplated hereby. This Assignment is a valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

            (b) Assignor is the record and beneficial owner of all of the Assigned Interest, free and clear of any lien, claim, option, call, right of first refusal, charge, encumbrance, restriction on transfer (other than any restriction under the Securities Act of 1933, as amended, or state securities or "blue sky" laws) or other right of any other party. The Assigned Interest represents all of Assignor's ownership interest in the Partnership.

            (c) Assignor's execution and delivery of this Assignment, its performance of its obligations hereunder and its consummation and the validity of the transactions contemplated hereby do not require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority, which has not been previously obtained.

            6. REPRESENTATIONS OF ASSIGNEE. Assignee hereby represents and warrants to Assignor that:

            (a) Assignee is duly organized and validly existing under the laws of the state of its organization and has been duly authorized by all necessary and appropriate action to enter into this Assignment and to consummate the transactions contemplated hereby. This Assignment is a valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy.

            (b) Assignee's execution and delivery of this Assignment, its performance of its obligations hereunder and its consummation and the validity of the transactions contemplated hereby do not require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or regulatory body or judicial authority, which has not been previously obtained.

            7. ASSUMPTION BY ASSIGNEE. Assignee hereby (i) accepts the Assigned Interest and all rights of Assignor under the Partnership Agreement in respect thereof and (ii) assumes (A) all of the liabilities of the Partnership as they relate to the Assigned Interest accruing on or after the date of this Assignment and (B) all obligations of Assignor under the Partnership Agreement in respect of the Assigned Interest, and agrees to be bound by the provisions thereof with respect thereto; provided, however, that such assumption shall not be construed to convert any nonrecourse liabilities to recourse liabilities nor shall it be construed to revive any barred indebtedness or to waive any defense or limitation of liability with respect to any such liabilities. In no event shall the liabilities assumed by Assignee include any federal or state income tax liabilities of Assignor relating to the Partnership or the Assigned Interest incurred or accrued, whether known or unknown, as of the Effective Date.





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            8.    NO BROKERS.  No broker, finder or similar intermediary
has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from, Assignor or Assignee or any of their respective Affiliates in connection with this Assignment or the transactions contemplated hereby. Assignor agrees to indemnify and hold Assignee free and harmless, and Assignee agrees to indemnify and hold Assignor free and harmless, from and against any and all claims, demands, suits, causes of action, controversies, liabilities, costs, expenses, and losses, including, without limitation, reasonable attorneys' fees and expenses, that the indemnified party may suffer as a result of any claims made or suits brought by any broker, salesperson, agent or finder who claims to have introduced or to have been retained by the indemnifying party in connection with this transaction.

            9. FURTHER ASSURANCES. Each party, at its sole cost and expense, upon request of the other party, shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to be done by such party to effectuate and confirm the assignment of the Assigned Interest and the other matters set forth herein. Without limiting the foregoing, Assignor agrees to deliver to Assignee on the Effective Date any Partnership property in its control or possession, including any original copies of insurance policies.

            10.   MUTUAL RELEASE.

            (a) As of the Effective Date, except as explicitly provided in this Assignment or except where such liabilities arise from or are caused by the gross negligence, willful misconduct or fraud of Assignee or its Affiliates, as the case may be, Assignor, on its behalf and on behalf of each of its Affiliates and each of their respective representatives, agents, successors, assigns, officers, directors, members, managers, employees and each of them (collectively, the "Assignor Parties") hereby irrevocably waives, releases and discharges, absolutely and forever, Assignee, the Partnership and each of their Affiliates from any and all liabilities to Assignor or the other Assignor Parties of any kind and nature whatsoever (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the Effective Date.

            (b) As of the Effective Date, except as explicitly provided in this Assignment or except where such liabilities arise from or are caused by the gross negligence, willful misconduct or fraud of Assignor or its Affiliates, as the case may be, Assignee, on its behalf and on behalf of each of its Affiliates and each of their respective representatives, agents, successors, assigns, officers, directors, members, managers, employees and each of them (collectively, the "Assignee Parties") hereby irrevocably waives, releases and discharges, absolutely and forever, the Assignor and each of its Affiliates, from any and all liabilities to Assignee, the Partnership, or the other Assignee Parties of any kind and nature whatsoever (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the Effective Date.

            (c)   Notwithstanding anything to the contrary in paragraphs
      (a) and (b) above, nothing in this Section 10 shall be construed as a waiver or release by or in favor of either party with respect to any rights either of them may have pursuant to this Assignment.











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            11.   INDEMNIFICATION.

            (a) Assignee hereby agrees to indemnify and hold Assignor free and harmless from and against any and all actions, causes of action, or suits brought against it by third parties (each, a "Third Party Claim") for losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Damages") arising from any such Third Party Claim, incurred by Assignor as a result of or relating to Assignor's status as a limited partner of the Partnership, except to the extent such Damages are caused by the gross negligence, willful misconduct or fraud of Assignor.

            (b) Assignor shall give notice as promptly as practicable to Assignee of the assertion of any Third Party Claim; PROVIDED, that the failure of Assignor to give notice shall not relieve Assignee of its obligations under this Section 11 except to the extent (if any) that Assignee shall have been prejudiced thereby. Assignee may, at its election and own expense, upon notice to Assignor, assume the defense thereof. If Assignee assumes such defense, Assignor shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Assignee. Whether or not Assignee chooses to defend or prosecute any such Third Party Claim, each of the parties hereto shall cooperate in the defense or prosecution thereof.

            12. TAX MATTERS. On the Effective Date, there shall be an interim closing of the Partnership's books and all items of the Partnership's Profits and Losses for the current fiscal year up to (but not including) the Effective Date shall be allocated to Assignor and Assignee in accordance with the Partnership Agreement. Assignee shall cause the Partnership to prepare the tax return of the Partnership for the portion of the current fiscal year up to (but not including) the Effective Date (the "Termination Tax Return") as a result of the termination of the Company for tax purposes under Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended. Assignee shall provide Assignor with a copy of the Termination Tax Return for Assignee's review and approval (which shall not be unreasonably withheld or delayed) prior to filing such return with the Internal Revenue Service. Assignor and Assignee shall each file all required federal, state and local income tax returns and related returns and reports in a timely manner consistent with the foregoing and as required by law.

            13. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and the respective heirs, legal representatives, successors and assigns of each.

            14. SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants, indemnities and agreements of the parties contained in this Assignment are the only such terms made or relied upon by the parties and shall survive the consummation of the transactions contemplated hereby.

            15. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Assignment or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            16. GOVERNING LAW. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within said state.







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            17.   RECOURSE TO AMLI RESIDENTIAL PROPERTIES TRUST.  ANYTHING
CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY PARTNERS OF AMLI RESIDENTIAL PROPERTIES TRUST (THE GENERAL PARTNER OF THE ASSIGNEE), AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS OR PRINCIPALS OF SUCH PARTNERS, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF AMLI RESIDENTIAL PROPERTIES TRUST, ASSIGNEE OR THE PARTNERSHIP. NOTHING CONTAINED ABOVE SHALL LIMIT THE REMEDIES AGAINST ANY PERSON FOR SUCH PERSON'S FRAUD OR INTENTIONAL MISCONDUCT, IN WHICH EVENT SUCH REMEDIES SHALL BE DETERMINED BY APPLICABLE LAW.

            18. ENTIRE AGREEMENT. This Assignment contains all of the understandings and agreements of whatsoever kind and nature existing between Assignor and Assignee with respect to the subject matter hereof, and any and all other prior agreements between the parties with respect to such subject matter are hereby superseded.

            19. HEADINGS. All headings used herein are inserted for convenience and ease of reference only and shall not be considered in the construction or interpretation of any provision of this Assignment.

            20. SEVERABILITY. If any provisions of this Assignment shall be held by a court of competent jurisdiction to be contrary to law or public policy, or otherwise unenforceable, the remaining provisions shall remain in full force and effect and a court of competent jurisdiction shall supply a provision or provisions to replace the affected provision(s) which most closely approximates the original intent of the parties.

            21.   LIMITED RECOURSE FOR THE COMMON RETIREMENT FUND.
ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST THE STATE OF NEW YORK OR THE COMPTROLLER OF THE STATE OF NEW YORK, AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, SHAREHOLDERS OR PRINCIPALS OF SUCH PARTIES, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF THE NEW YORK STATE COMMON RETIREMENT FUND OR THE PARTNERSHIP.

            22. WINDING-UP OF PARTNERSHIP. The parties acknowledge and agree that, as a result of the purchase of the Assigned Interest, the Partnership will be dissolved and wound-up as a matter of law and that, as a matter of law, all of the assets and all interests of the Partnership shall devolve upon Assignee as the sole partner as a matter of law. The Assignee, as the sole general partner of the Partnership, is hereby authorized and directed to take all actions and make all filings, consistent with this Agreement, to reflect such dissolution and devolution.

            23. COUNTERPARTS. This Assignment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.



                          *     *     *     *     *














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            IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above written.


                              ASSIGNOR:
                              --------

                              ALAN G. HEVESI, COMPTROLLER OF THE
                              STATE OF NEW YORK, as Trustee of The New York State Common Retirement Fund


                              By:   /s/ David Loglisci
                                    ------------------------------
                                    Name:  David Loglisci
                                    Title:



                              ASSIGNEE:
                              --------

                              AMLI RESIDENTIAL PROPERTIES, L.P.

                              By:   AMLI Residential Properties Trust,
                                    Its general partner


                                    By:   /s/ Fred Shapiro
                                          ------------------------------
                                          Name:  Fred Shapiro
                                          Title: Senior Vice President






































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                                 SCHEDULE A

                        CALCULATION OF PURCHASE PRICE





Partnership Value                                          $19,600,000

Assignor's percentage interest                                     75%

Value of Assignor's partnership interest                   $14,700,000

LESS:  Assignor's share of unpaid real
       estate taxes accrued by the Partnership
       and relating to all periods prior to
       the Effective Date (1)                              $   164,948

Purchase Price to be paid to Assignor
  by Assignee on the Effective Date                        $14,535,052



 (1) This amount reflects the Assignor's pro rata portion of the Partnership's estimated real estate taxes for all periods prior to the Effective Date and which the Partnership has not yet paid as of the Effective Date. Because the Partnership makes distributions to its partners on a cash basis, this amount reflects the excess distributions received by Assignor from the Partnership as a result of non-payment of the taxes. The Purchase Price is, therefore, reduced by this amount. A final proration of the real estate taxes will be completed in accordance with Section 4 of the Assignment upon receipt by the Partnership of the final tax bill.